UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Golden Grain Energy, LLC (the "Company") held its 2013 annual members meeting on Monday, February 25, 2013, for the purposes of voting on an amendment to the Company's operating agreement and electing three directors to the Company's board of directors. Votes were solicited in person and by proxy.

Proposal One: Operating Agreement Amendment

Proposal One asked the members to approve the Second Amendment to the Company's Third Amended and Restated Operating Agreement. The voting result for Proposal One was as follows:

Votes For	Votes Against	Abstain
11,495,389	342,000	88,500

Proposal Two: Election of Directors

We held an election for three directors whose terms expired in 2013. We had five nominees for these positions. However, prior to the annual meeting, Mr. Pumphrey decided to remove his name from consideration. Prior to the time when Mr. Pumphrey removed his name from consideration, he received votes from the members which are set forth below. The incumbents, Stan Laures, Roger Shaffer and Dave Sovereign were reelected for additional three year terms until our 2016 annual meeting. The voting result for the director election was as follows:

Nominee	Votes For	Votes Withheld/Abstain
Earl Brandt	809,500	92,500
Stan Laures	8,228,221	207,500
Ron Pumphrey	2,393,501	57,500
Roger Shaffer	7,041,056	40,000
Dave Sovereign	8,916,389	17,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: February 26, 2013	/s/ Walter Wendland
Walter Wendland
Chief Executive Officer
(Principal Executive Officer)